Exhibit 10.9

Our Ref: BBLO/HSF/YPS/NSR/2024HK1033/05957 PRIVATE AND CONFIDENTIAL

Maybank Islamic Berhad (2007011029411)

Large Commercial

Community Financial Services

Pahang / Kelantan / Terengganu

3rd Floor, Wisma KCCCI,

Lot 46 & 47, Seksyen 18, Jalan Bukit Ubi,
25000 Kuantan, Pahang Darul Makmur.

Telephone +609 512 4171

Facsimile +609 517 9953

Date: 17th April 2024

ANTHARAS HILLS SDN. BHD.

No. 140, Jalan Maarof,

59100 Bangsar,

Kuala Lumpur.

Dear Sir/Madam,

RE:	ISLAMIC BANKING FACILITIES
	Commercial Banking Centre	:	Large Commercial Pahang/Kelantan/Terengganu
	Branch	:	Bentong

We are pleased to advise you that Maybank Islamic Berhad (“we”, “us” and “our”) has approved your application for the Facility subject to the following terms and conditions:-

1.	TYPE OF FACILITY	FACILITY AMOUNT (RM)

	Cash Line-i (CL·i)	19,000,000-00

Collectively, the above facilities will be referred to as “Facility”.

The total amount of the Facility(ies) utilised at any time shall not exceed RM 19 ,000,000-00 (Ringgit Malaysia Nineteen Million Only).

2.	PURPOSE

For working capital requirements.

The Facility is to be utilised for purposes not contrary to Shariah principles.

3.	BANK’S SALE PRICE

RM29,117,500-00.

4.	CEILING PROFIT RATE

The Bank’s Sale Price is based on a Ceiling Profit Rate (“CPR”) of 10.65% per annum (p.a.). Notwithstanding the CPR above, the payment of the Bank’s Sale Price is based on the Effective Profit Rate (“EPR”).

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5.	PRICING (EFFECTIVE PROFIT RATE/COMMISSION/CHARGES)

Base Financing Rate (BFR) + 1.00% per annum (p.a.) on daily rest.

We may vary the Effective Profit Rate at our discretion by giving you at least twenty-one (21) calendar days’ written notice before the effective date of change, provided that the Effective Profit Rate does not exceed the Ceiling Profit Rate.

Base Financing Rate (BFR) is the rate that we stipulate (from time to time) as our base financing rate. As at the date of this Letter of Offer, the BFR is 6.65% p.a.

For the purposes of this Letter of Offer:

Floor Profit Rate

1.	Base Financing Rate means the rate of profit per annum from time to time prescribed by us (and as we may vary from time to time, subject always to the Ceiling Profit Rate, where applicable) as an indicator rate against which rates of profit for financings made in Ringgit Malaysia in Malaysia to our customers are determined by the addition or otherwise of margins which rate is presently called the Base Financing Rate and shall mean any such indicator rate by whatever other name called by us from time to time. If that rate is less than zero, the Base Financing Rate shall be deemed to be zero.

6.	FACILITY TENURE

Five (5) years from the date we make the facility available to you or from the date we renew the facility.

Despite any other provision in this Letter of Offer, we have the right to cancel the Facility or any part of the Facility at any time we deem fit, by giving you prior written notice of such cancellation. In such an event, the whole indebtedness or the relevant part of it will be due and payable on demand.

7.	PAYMENT

a)	Profit Portion

The profit portion will be realised on a monthly basis based on the Effective Profit Rate by way of:-

i)	We debit your current account (“Designated Current Account”) every month end. You are to ensure sufficient amount in the Designated Current Account to avoid the account being in excess;

ii)	You make payment to us in the manner at our discretion, if the available limit is already fully utilised.

b)	Principal Portion (Facility Amount)

i)	Payable on demand.

ii)	By monthly limit reduction of RM200,000-00 each until the CL-i limit is fully settled. The first (1st) reduction is to commence with effect from 1st January 2025.

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c)	Excess

Excess occurs if the utilised amount exceeds the Drawing Limit of your CL-i facility as permitted by us from time to time. You must pay all excess amount within twenty-four (24) hours. If you fail to settle the excess amount within twenty-four (24) hours, we will charge Late Payment Charges (LP() on the excess amount from the day your account being in excess.

8.	AVAILABILITY PERIOD

The Facility will be made available to you upon fulfilment of all Conditions Precedent and such other terms as we may require.

The availability of the Facility is subject to our review from time to time.

9.	FEE

In respect of the Commodity Murabahah transaction via Tawarruq arrangement, you must pay us a trading fee of RM15-00 per every RM1,000,000-00 of the Facility Amount or such other amount as may be determined by us from time to time.

You must bear all legal and incidental fee or charges (including stamp duty) incurred in the preparation of all documentation and perfection of the Security.

If you fail to proceed with the Facility after having accepted this Letter of Offer, you must bear all costs and expenses incurred by us and/or our appointed solicitors.

You will be liable to pay all fees and expenses (including any solicitor’s fees (on a solicitor-client basis)) if any monies are required to be recovered by any process of law or by the solicitors.

10.	SECURIT Y DOCUMENTS

a)	Letter of Offer.

b)	Master Facility Agreement.

c)	A third (3rd) party registered charge over 14 units of retail lots which is part of GEO Antharas project held under Master Title Geran 48415, Lot 44355, Mukim Bentong, Daerah Bentong, Negeri Pahang. [Property 1]

[Upon issuance of strata/individual title, Property 1 is to be registered under first (1st) party registered charge]

Pending the issuance of the strata/issue document of title, a Deed of Assignment of the rights and interests in the Sale and Purchase Agreement (SPA) over the property, Power of Attorney, and such other documents or security documents as the Bank’s solicitors may advise.

The Legal Charge over the Property shall be perfected within seven (7) days from the date of issuance of the individual/strata title and/or payment of full redemption to the existing charge or such other extended period as we have agreed in writing failing which it shall be an event of default.

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d)	Irrevocable and Unconditional Letter of Undertaking in the form and substance acceptable to the Bank to be executed by all Guarantors to cover any shortfall in payment of the financing.

e)	Irrevocable and Unconditional Letter of Undertaking in the form and substance acceptable to the Bank to be executed by all Guarantors to cover any shortfall or cost overrun of GEO Antharas project.

f)	Letter of Subordination of advances from all Guarantors towards GEO Antharas project.

g)	Blanket Deed of Assignment of Rental Proceeds assigning all rental proceeds on the proffered properties to the Bank. The proceeds are to be credited into your operating account with the Bank.

For under construction properties, the document of assignment is to be executed upfront together with Master Facility Agreement (the principal instrument) and Notice of Assignment cum Instruction (NACI) is to be given to the tenant(s) when the building/property is rented upon completion of the building/property.

h)	Joint and Several Guarantee {JSG) for RM19,000,000-00 to be executed by:-

	Name	NRIC (New/Old)
i)	Teh Kean Yong	790131-10-5515/-
ii)	Tan Su Cheng	650215-01-5491/A0120643

and such other documents or security documents as we or our solicitors may advise from time to time.

Each person required to provide security will be referred to as a “Security Party” in this Letter of Offer.

11.	CONDITIONS PRECEDENT

The Facility will be made available to you upon fulfilment of all the following conditions precedent: -

a)	As indicated in the General Terms and Conditions in Annexure 2.

b)	Bank’s receipt of the original/certified true copies of your Board of Directors’ Resolution accepting the banking facilities and authorising the execution of the necessary security and other documents in connection therewith.

c)	An Islamic current account is to be opened by you with our Bentong branch within seven (7) business days from the date of acceptance of this Letter of Offer (if not done so).

d}	Processing fee of RM95,000-00 is payable and will be debited from your current account upon acceptance of this Letter of Offer.

e)	Confirmation from the Bank’s panel solicitor on the following:-

i)	Signing Sale and Purchase Agreement for GEO Antharas project of more than M326,479,915-00.

ii)	You are not under winding-up status.

iii)	All Guarantors are not under bankruptcy status.

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f)	All necessary approvals in respect of the GEO Antharas project have been obtained from the relevant authorities. This is to be confirmed by the Bank’s panel solicitor.

g)	Written confirmation from independent Quantity Surveyor/Architect/Consulting Engineer that the construction cost of the Main Building for GEO Antharas project not less than RM191,000,000-00 (with variance of 10% is allowed) is reasonable.

h)	First (1st) drawdown of Cashline-i is to be against submission of summary listing of invoice/ purchase order/ architect certification/engineering certification whichever is applicable to the GEO Antharas project with the date of documents submission of not more than twelve (12) months from the date of this Letter of Offer.

i)	Contractors’ All Risks (CAR) takaful/insurance on the GEO Antharas project to be taken from the Bank’s approved takaful/insurance companies with Maybank Islamic Berhad endorsed as mortgageeI charge.

j)	Letter of Undertaking from the master chargee (if any) to exclude the properties in the event of any foreclosure action.

k)	Letter of Undertaking from the vendor/developer to forward a copy of the individual/strata titles upon issuance, free from encumbrances.

l)	Letter of Undertaking from the vendor/developer/chargee bank to refund all monies released in the event that the transfer cannot be registered for whatsoever reasons.

m)	An undertaking from the chargee bank (if applicable) to exclude the said lots from any foreclosure proceedings in the event that such proceedings were to be taken against the developer and they shall have no further rights/interests whatsoever in the said lots.

n)	Site visit is to be conducted by the Bank’s representative to GEO Antharas project site with no adverse findings.

o)	For properties assigned/charged under third (3rd) party:-

i)	Submission of Board Resolution by Pesat Bumi Sdn. Bhd. (Company No. 442859T) stating the company’s consent on the property to be assigned/chargedexclusively to the Bank, without any terms and conditions.

ii)	The assignment/charged under 3rd party does not contravene with Section 225 of the Companies Act 2016 and the Constitution/Memorandum and Articles of Association (M&A) of Pesat Bumi Sdn. Bhd. (Company No. 442859T).

iii)	Unanimous Shareholder’s Resolution to be obtained from Pesat Bumi Sdn. Bhd. (Company No. 442859T) authorising the 3rd party assignment/charge.

12.	POST DISBURSEMENT CONDITIONS

a)	CL-i limit is to be reduced by RM5,000,000-00 on 1st January 2026.

b)	The Notice of Assignment Cum Instruction (NACI) to channel the rental proceeds to your operating account with the Bank is to be given to the tenant(s), when the buildings/properties is rented.

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c)	Within six (6) months from the date of issuance of Certificate of Completion and Compliance (CCC), submission of an unqualified valuation report from our panel valuer addressed to the Bank, and indicating the properties’ Open Market Value (OMV) of not less than RM 19 ,000,000-00 for the purpose of securing credit facilities. Notwithstanding the above, the Bank shall be entitled to request for another valuation report from other panel valuers or conduct its own internal valuation on the properties’ OMV. In the event the properties’ OMV in the valuation report by any one of the panel valuers or the Bank’s internal valuation of the properties’ indicates that the OMV is less than RM 19 ,000,000-00, the Bank shall be entitled to exercise its right to reduce the financing amount accordingly and/or impose such other terms and conditions as it deems fit or shall be entitled to exercise its rights to declare an event of default and exercise its rights hereof, as the case may be.

13.	OTHER TERMS AND CONDITIONS

a)	Redemption sum of RM1 ,000,000-00 per unit is to be taken in the event each of the 14 units of retail lots charged to us is sold and to be utilised to reduce the CL-i limit.

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The Facility is also subject to the terms and conditions as set out in Annexure 1 and Annexure 2 to this letter together with such other annexure(s) and attachment(s) (if any) which shall form an integral part of this Letter of Offer.

If the terms and conditions enclosed are acceptable to you, kindly signify your agreement by signing and returning to us the enclosed duplicate copy of this Letter of Offer within fourteen (14) days from the date of this Letter of Offer and or such other extended period as may be determined by the Bank. In the event that it is not duly accepted, signed and returned to us within the aforesaid period, the offer herein contained shall, unless so extended by the Bank, lapse and be of no further effect.

Upon receipt of your acceptance of this Letter of Offer, we shall, if so required advice the Bank’s solicitors to prepare the necessary documentation containing such terms as the Bank may advise, and to take the necessary steps to perfect the security in connection with the Facility. The Bank’s obligation to make available the Facility to you shall be subject to (among others) execution of such documentation and completion of such steps as may be advised by the Bank and/or solicitors of the Bank.

Documentation in respect of the Facility must be completed to the satisfaction of the Bank and forwarded to the Bank within three (3) months from the date of this Letter of Offer (“Completion Date”) or such extended period as the Bank may without further notice to you agree in writing, failing which the Bank reserves the right to cancel the Facility.

We thank you for giving us the opportunity to be of service to you and we look forward to your acceptance of this Letter of Offer.

Thank you.

Yours faithfully

for and on behalf of MAYBANK ISLAMIC BERHAD

/s/ PING HUNN YUAN	/s/ YAP SUE YEE
PING HUNN YUAN	YAP SUE YEE
Head	Business Development Manager
Large Commercial Pahang/Helantan/Terengganu
Commercial Banking
Community Financial Services

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ACKNOWLEDGEMENT

By signing the Letter of Offer:·

a)	Subject to the terms and conditions of the legal documentation to be executed (if any), I/we further agree that this letter contains all the terms of our agreement to date. I/we declare and confirm that no warranties, promises or representations, collateral agreements have been made to me/us by you or entered into and if any such warranties, promises, representations or collateral agreements were made, they have now been superseded by this Letter of Offer and are of no effect.

b)	I/we acknowledge that:

(i)	I/we have read and understood the contents of this Letter of Offer;

(ii)	the key contract terms affecting my/our obligations have been adequately explained to me/us by your staff, representative or agent; and

(iii}	I/we have been advised to seek independent legal advice in relation to the obligations arising from this Letter of Offer.

c)	If I am/we are external account holder(s) or a non-resident controlled company, my/our total borrowings/financings in Malaysia does/do not exceed the amounts as specified by Bank Negara Malaysia (beyond which Bank Negara Malaysia approval would be required). I/we undertake to inform you immediately if my/our borrowings/financings exceed such specified amounts.

d)	I/we further authorise you to obtain credit references from any external parties (including but not limited to Central Credit Reference Information System (CCRIS), Financial Information Services (FIS), CTOS and any other credit reference agencies). In so doing, you will be entitled to disclose such information as may be necessary for the external parties to provide you with the references / confirmation sought.

e)	I/ We also undertake to utilise the Facility for purposes not contrary to Shariah principles. If we fail to do so, you have the right to terminate the Facility.

ANTHARAS HILLS SON BHD Co. No. 1244508,U No. 140, Jalan Maarof, Bangsar, 59100 Kuala Lumpur.

/s/ The Kean Yong
Authorised Signatories and Company Chop for
Name	The Kean Yong
NRIC	790131-10-5515
Date	19-4-2024

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